                                                                     EXHIBIT 21


                          SUBSIDIARY OF THE REGISTRANT





                                    STATE OR OTHER JURISDICTION
NAME                                     OF INCORPORATION
----                                ---------------------------
Magnetran, Inc.                             New Jersey


































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